Exhibit 10.1

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
by and among
AXS-One Inc.
and
the parties named herein on Schedule 1, as Purchasers
October 30, 2008

     This CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is dated as of October 30, 2008, among AXS-One Inc., a Delaware corporation (the “Company”), and the purchasers identified on Schedule 1 hereto (each a “Purchaser” and collectively the “Purchasers”).
     WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company (i) an aggregate original principal amount of $1,100,000 of Series E 6% Secured Convertible Promissory Notes (the “Series E Notes”) and (ii) Common Stock Purchase Warrants (the “Warrants”) entitling the holders thereof to purchase an aggregate of 3,300,000 shares of the Company’s Common Stock as more fully set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:
ARTICLE I
DEFINITIONS AND TERMS OF NOTES AND WARRANTS
     1.1 Definitions.
     In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:
     “Action” shall have the meaning ascribed to such term in Section 3.1(i).
     “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.
     “Agent” shall have the meaning ascribed to such term in the Security Agreement.
     “Agreement” shall have the meaning ascribed to such term in the Preamble.
     “Applicable Investor” shall have the meaning ascribed to such term in Section 4.7.
     “Blue Sky Laws” shall have the meaning ascribed to such term in Section 3.1(f)(ii).
     “Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New Jersey are authorized or required by law or other governmental action to close.
     “Closing” shall have the meaning ascribed to such term in Section 2.1(a).

     “Closing Date” shall have the meaning ascribed to such term in Section 2.1(a).
     “Commission” means the Securities and Exchange Commission.
     “Common Stock” means the common stock of the Company, $0.01 par value per share, and any securities into which such common stock may hereafter be reclassified.
     “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
     “Company” shall have the meaning ascribed to such term in the Preamble.
     “Company IP” shall have the meaning ascribed to such term in Section 3.1(k).
     “Contemplated Transactions” shall have the meaning ascribed to such term in Section 3.1(a)(ii).
     “Conversion Shares” means the shares of Common Stock issuable upon conversion of the Series E Notes.
     “Disclosure Schedules” means the Disclosure Schedules concurrently delivered herewith.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Financial Statements” shall have the meaning ascribed to such term in Section 3.1(h)(iv).
     “First Security Agreement Amendment” means the Security Agreement Amendment dated as of November 16, 2007 among the Company, each of the Prior Purchasers and certain other parties to the Security Agreement.
     “GAAP” shall have the meaning ascribed to such term in Section 3.1(h)(v).
     “Governmental Body” shall have the meaning ascribed to such term in Section 3.1(f)(ii).
     “Indemnified Party” shall have the meaning ascribed to such term in Section 5.3.
     “Indemnifying Party” shall have the meaning ascribed to such term in Section 5.3.
     “Investor Rights Agreement” means the Investor Rights Agreement between the Company and each of the Purchasers, in the form of Exhibit A hereto.
     “July 2008 Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of July 24, 2008, by and among the Company and the other parties set forth on Schedule 1 thereto as purchasers.

     “Legal Requirement” shall have the meaning ascribed to such term in Section 3.1(g).
     “Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.
     “Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.1(a)(i).
     “Material Agreements” shall have the meaning ascribed to such term in Section 3.1(f)(i).
     “May 2007 Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of May 29, 2007, by and among the Company and the other parties set forth on Schedule 1 thereto as purchasers.
     “November 2007 Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of November 13, 2007, by and among the Company and the other parties set forth on Schedule 1 thereto as purchasers.
     “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
     “Prior Notes” means the Series A Secured Convertible Promissory Notes and Series B Secured Convertible Promissory Notes issued pursuant to the May 2007 Purchase Agreement, the Series C Secured Convertible Promissory Notes issued pursuant to the November 2007 Purchase Agreement and the Series D Secured Convertible Promissory Notes issued pursuant to the July 2008 Purchase Agreement.
     “Prior Purchase Agreements” means the May 2007 Purchase Agreement, the November 2007 Purchase Agreement and the July 2008 Purchase Agreement.
     “Prior Purchaser” means a purchaser pursuant to the Prior Purchase Agreements or any of them.
     “Purchaser” shall have the meaning ascribed to such term in the Preamble.
     “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.
     “Sand Hill Agreement” means the Financing Agreement, dated as of May 22, 2008, as amended from time to time, between the Company and Sand Hill Finance, LLC.
     “SEC Documents” shall have the meaning ascribed to such term in Section 3.1(h)(i).

     “Second Security Agreement Amendment” means the Second Security Agreement Amendment dated as of July 24, 2008, among the Company, each of the Prior Purchasers and certain other parties to the Security Agreement and First Security Agreement Amendment.
     “Securities” means the Series E Notes, the Conversion Shares, the Warrants and the Warrant Shares.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Agreement” means the Security Agreement dated as of May 29, 2007, among the Company and certain purchasers of secured convertible promissory notes of the Company as set forth therein, as amended pursuant to the First Security Agreement Amendment, the Second Security Agreement Amendment and the Third Security Agreement Amendment.
     “Series E Notes” shall have the meaning ascribed to such term in the recitals hereto.
     “Subordination Agreement” means the Second Amended and Restated Subordination Agreement between the Agent, acting on behalf of the Purchasers and the Prior Purchasers, and Sand Hill Finance, LLC, in the form of Exhibit C hereto.
     “Subscription Amount” means, as to each Purchaser, the amount set forth beside such Purchaser’s name on Schedule 1 hereto, in United States dollars and in immediately available funds.
     “Subsidiary” means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by such entity or of which such entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.
     “Third Security Agreement Amendment” means the Third Security Agreement Amendment among the Company, each of the Purchasers and certain other parties to the Security Agreement, the First Security Agreement Amendment and the Second Security Agreement Amendment, in the form of Exhibit B hereto.
     “Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) if the Common Stock is not listed on a Trading Market, a day on which the Common Stock is traded on the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.
     “Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question (or any successors thereto): the American Stock Exchange, the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Capital Market.

     “Transaction Documents” means this Agreement, the Series E Notes, the Security Agreement as amended by the First Security Agreement Amendment, the Second Security Agreement Amendment and the Third Security Agreement Amendment, the Investor Rights Agreement, the Warrants, the Subordination Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.
     “Warrants” shall have the meaning ascribed to such term in the recitals hereto.
     “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.
     1.2 Terms of the Series E Notes and Warrants. The terms and provisions of the Series E Notes are set forth in the form of Series E 6% Secured Convertible Promissory Note, attached hereto as Exhibit D. The terms and provisions of the Warrants are more fully set forth in the form of Warrant, attached hereto as Exhibit E.
ARTICLE II
PURCHASE AND SALE
     2.1 Closing.
     (a) The closing of the transactions contemplated under this Agreement (the “Closing”) will take place upon the execution of this Agreement by the Company and the Purchasers immediately following satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3 (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Wiggin and Dana LLP, 400 Atlantic Street, Stamford, CT 06901 (or remotely via exchange of documents and signatures) or at such other place or day as may be mutually acceptable to the Purchasers and the Company. The date on which the Closing occurs is the “Closing Date”.
     (b) At the Closing, the Purchasers shall purchase, severally and not jointly, and the Company shall issue and sell, (i) an aggregate original principal amount of $1,100,000 of Series E Notes and (ii) Warrants to purchase 3,300,000 shares of Common Stock. Each Purchaser shall purchase from the Company, and the Company shall issue and sell to each Purchaser, an amount of Series E Notes in such aggregate principal amount and a Warrant to purchase such number of Warrant Shares, in each case, as is set forth next to such Purchaser’s name on Schedule 1.
     2.2 Conditions to Obligations of Purchasers to Effect the Closing.
     The obligations of each Purchaser to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by such Purchaser:
     (a) At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each Purchaser the following:

          (i) this Agreement, duly executed by the Company;
          (ii) an original Series E Note for such Purchaser in the principal amount that is set forth on Schedule 1 hereto next to such Purchaser’s name;
          (iii) an original Warrant, registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire up to the number of shares of Common Stock, as set forth next to such Purchaser’s name on Schedule 1 hereto;
          (iv) the Investor Rights Agreement, duly executed by the Company;
          (v) the Third Security Agreement Amendment, duly executed by the Company and each of the parties other than Purchasers required to execute such agreement in order for it to constitute a valid amendment of the Security Agreement;
          (vi) a legal opinion of Wiggin and Dana LLP, counsel to the Company, in the form of Exhibit F hereto;
          (vii) the Subordination Agreement, duly executed by Sand Hill Finance, LLC and the Company which shall include, among other things, Sand Hill, LLC’s consent to the Contemplated Transactions;
          (viii) a certificate of the Secretary of the Company (the “Secretary’s Certificate”), attaching a true copy of the certificate of incorporation and bylaws of the Company, as amended to the Closing Date, and attaching true and complete copies of the resolutions of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents;
          (ix) a waiver and joinder agreement duly executed by each of the Prior Purchasers under the Prior Purchase Agreements pursuant to which such Prior Purchasers waive their preemptive rights with respect to the Contemplated Transactions and agree that, effective upon the execution of this Agreement by the Company and the Purchasers, Section 4.7 of the July 2008 Purchase Agreement and the preemptive rights set forth therein shall be terminated and that Section 4.7 of this Agreement shall be made applicable to such Prior Purchasers by their joinder hereto for such purpose; and
          (x) amendments to the Prior Notes, duly executed by the Company.
     (b) All representations and warranties of the Company contained in the Transaction Documents shall remain true and correct in all material respects as of the Closing Date as though such representations and warranties were made on such date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of such date).
     (c) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

     (d) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing), and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New Jersey State authorities.
     2.3. Conditions to Obligations of the Company to Effect the Closing.
     The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:
     (a) At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:
          (i) this Agreement, duly executed by such Purchaser;
          (ii) such Purchaser’s Subscription Amount, by wire transfer of immediately available funds;
          (iii) the Investor Rights Agreement, duly executed by such Purchaser;
          (iv) the Third Security Agreement Amendment, duly executed by such Purchaser; and
          (v) the Subordination Agreement, duly executed by Sand Hill Finance, LLC and the Agent;
     (b) All representations and warranties of each of the Purchasers contained herein shall remain true and correct as of the Closing Date as though such representations and warranties were made on such date;
     (c) The Company shall have received the Third Security Agreement Amendment, duly executed by each party other than the Purchasers or the Company to execute such agreement in order for it to constitute a valid amendment of the Security Agreement;
     (d) The Company shall have received a waiver of preemptive rights duly executed by each of the purchasers under the Prior Purchase Agreements pursuant to which such purchasers waive their preemptive rights with respect to the Contemplated Transactions; and
     (e) The Company shall have received amendments to the Prior Notes duly executed by each of the holders of the Prior Notes.

ARTICLE III
REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the Company. Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith and except as provided in the SEC Documents, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser:
     (a) Corporate Organization; Authority; Due Authorization.
          (i) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (B) has the corporate power and authority to own or lease its properties as and in the places where its business is now conducted and to carry on its business as now conducted, and (C) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, assets, liabilities, financial condition or business of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”). Set forth in Schedule 3.1(a) is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have, individually or in the aggregate, a Material Adverse Effect.
          (ii) The Company (A) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (B) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the “Contemplated Transactions”). This Agreement is and each of the other Transaction Documents will be on the Closing Date a valid and binding obligation of the Company enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors’ rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).
     (b) Capitalization.
          (i) As of the date hereof, the authorized capital stock of the Company consisted of (i) 125,000,000 shares of Common Stock, of which 40,961,425 shares of Common Stock were outstanding and (ii) 5,000,000 shares of Preferred Stock, $0.01 par value, of which no shares were outstanding. All outstanding shares of capital stock of the Company were issued in compliance with all applicable Federal securities laws, and the issuance of such shares was duly authorized by all necessary corporate action on the part of the Company. Except as contemplated by this Agreement or as set forth in the SEC Documents or in Schedule 3.1(b), there are (A) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (B) no preemptive rights contained in the Company’s certificate of incorporation, as amended, the bylaws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company, including without limitation the Conversion Shares and the Warrant Shares, in each case, other than such rights as have been duly waived as of the date hereof and (C) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights to acquire any equity securities of the Company. To the Company’s knowledge, except as set forth in Schedule 3.1(b), none of the shares of Common Stock are subject to any stockholders’ agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in Schedule 3.1(b), the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.
          (ii) With respect to each Subsidiary, except as set forth in Schedule 3.1(b), (i) all the issued and outstanding shares of each Subsidiary’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of any Subsidiary’s capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the SEC Documents or Schedule 3.1(b), the Company beneficially owns 100% of the outstanding equity securities of each Subsidiary.
     (c) Issuance of Securities. The Series E Notes and Warrants are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and non-assessable. The Conversion Shares and Warrant Shares are duly authorized and, when issued and paid for in accordance with the Transaction Documents, shall be duly and validly issued, fully paid and non-assessable. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon conversion of the Series E Notes and exercise of the Warrants.
     (d) Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of Section 5 of the Securities Act. The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act.
     (e) Brokers and Finders’ Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

     (f) No Conflict; Required Filings and Consents.
          (i) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (A) conflict with or violate the certificate of incorporation or the bylaws of the Company or its Subsidiaries, (B) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (C) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a Lien on any property or asset of the Company or of any of its Subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries is bound or affected (the “Material Agreements”).
          (ii) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require, on the part or in respect of the Company, any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the SEC and applicable requirements, if any, of the Exchange Act or any state securities or “blue sky” laws (collectively, “Blue Sky Laws”), and any approval required by applicable rules of the markets in which the Company’s securities are traded. For purposes of this Agreement, “Governmental Body” shall mean any: (A) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; or (C) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).
     (g) Compliance. Except as set forth in the SEC Documents or in Schedule 3.1(g), neither the Company nor any Subsidiary is in conflict with, or in default or violation of (A) any law, rule, regulation, order, judgment or decree applicable to the Company or such Subsidiary or by which any property or asset of the Company or such Subsidiary is bound or affected (“Legal Requirement”), or (B) any Material Agreement, in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement, except any such violations or failures that would not, individually or in the aggregate, have a Material Adverse Effect.

     (h) SEC Documents; Financial Statements.
          (i) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the “SEC Documents”), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement: (A) the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and (B) the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008; (C) the Company’s definitive Proxy Statement with respect to its 2008 Annual Meeting of Stockholders, filed with the Commission on April 9, 2008; and (D) the Company’s Current Reports on Form 8-K filed January 14, 2008, January 17, 2008, February 13, 2008, March 24, 2008, April 30, 2008, May 6, 2008, May 28, 2008, July 28, 2008, August 13, 2008, September 9, 2008 and October 2, 2008.
          (ii) In addition, as of the date of this Agreement, the Disclosure Schedules, when read together with the SEC Documents and the information, qualifications and exceptions contained in this Agreement, do not include any untrue statement of a material fact.
          (iii) The Company has filed all forms, reports and documents required to be filed by it with the SEC for the 12 months preceding the date of this Agreement, including without limitation the SEC Documents. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.
          (iv) The Company’s Annual Report on Form 10-K for the year ended December 31, 2007, includes consolidated balance sheets as of December 31, 2006 and 2007 and consolidated statements of income and cash flows for the one year periods then ended (collectively, the “Financial Statements”).
          (v) The Financial Statements (including the related notes and schedules thereto) have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such Financial Statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, subject to normal year-end audit adjustments. The Financial Statements (including the related notes and schedules thereto) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with GAAP, consistently applied during the periods involved, except as may be noted therein.
     (i) Litigation. Except as set forth in the SEC Documents or in Schedule 3.1(i), there are no claims, actions, suits, investigations, inquiries or proceedings (each, an “Action”) pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents or in Schedule 3.1(i), neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
     (j) Absence of Certain Changes. Except as specifically contemplated by this Agreement or as set forth in Schedule 3.1(j) or in the SEC Documents, since December 31, 2007, there has not been (a) any Material Adverse Effect; (b) any dividends or other distribution of assets to stockholders of the Company; (c) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person by the Company; or (d) any transactions, other than in the ordinary course of business, consistent in all material respects with past practices, with any of its officers, directors or principal stockholders or any of their respective Affiliates.
     (k) Intellectual Property.
          (i) The Company and its Subsidiaries own, or have the right to use, sell or license all intellectual property reasonably required for the conduct of their respective businesses as presently conducted (collectively, the “Company IP”) except for any failure to own or have the right to use, sell or license the Company IP that would not have a Material Adverse Effect.
          (ii) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP or impair the right of Company and its Subsidiaries to use, sell or license any Company IP.
          (iii) (A) None of the manufacture, marketing, license, sale and use of any product currently licensed or sold by the Company or any of its Subsidiaries (x) violates any license or agreement between the Company or any of its Subsidiaries and any third party, (y) to the knowledge of the Company, infringes any patent of any other party; or (z) to the knowledge of the Company, infringes any copyright, trademark or trade secret of any other party, and (B) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP.
     (l) No Adverse Actions. Except as set forth in the SEC Documents or in Schedule 3.1(l), there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     (m) Corporate Documents. The Company’s certificate of incorporation and bylaws, each as amended to date, which have been requested and previously provided to the Purchasers are true, correct and complete and contain all amendments thereto.
     (n) Insurance. The Company and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.
     (o) Transactions with Affiliates and Employees. Except as set forth in the SEC Documents, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract or other arrangement providing for the furnishing of services to or by, proving for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or , to the Company’s knowledge, any entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or the Subsidiaries, or (iii) for other employee benefits, including stock option or restricted stock agreements under any stock option plan of the Company.
     (p) Sarbanes-Oxley; Internal Accounting Controls . The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, which are applicable to it as of the Closing Date. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date ”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (q) Application of Takeover Protections . The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Series E Notes and the Warrants and the Purchasers’ ownership thereof.
     (r) No Other Representations. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.
     (s) Acknowledgement Regarding Purchasers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company that none of the Purchasers have been asked to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Series E Notes and Warrants for any specified term. The Company further understands and acknowledges that (a) one or more Purchasers may engage in hedging activities at various times during the period that the Series E Notes and Warrants are outstanding and (b) such hedging activities (if any) could reduce the value of the existing stockholders’ equity interests in the Company at and after the time that the hedging activities are being conducted. The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.
     (t) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Documents, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.
     (u) Title to Assets. Except as set forth in Schedule 3.1(u), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.
     (v) Disclosure. The Transaction Documents, and the exhibits and schedules attached thereto, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made.
     3.2 Representations and Warranties of the Purchasers.
     Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:
     (a) Organization; Authority; Enforceability. Such Purchaser (other than individuals) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.
     (b) General Solicitation. Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.
     (c) No Public Sale or Distribution. Such Purchaser is (i) acquiring the Series E Notes and Warrants and (ii) upon conversion of the Series E Notes or exercise of the Warrants will acquire the Conversion Shares or Warrant Shares, as applicable, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, such Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.
     (d) Accredited Investor Status. Such Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
     (e) Residency. Such Purchaser is a resident of the jurisdiction set forth below such Purchaser’s name on Schedule 1 attached hereto.

     (f) Reliance on Exemptions. Such Purchaser understands that the Series E Notes and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Securities.
     (g) Information. Such Purchaser and its advisors, if any, have been furnished with all publicly available materials (or such materials have been made available to such Purchaser) relating to the business, finances and operations of the Company and such other publicly available materials relating to the offer and sale of the Series E Notes and Warrants as have been requested by such Purchaser, including without limitation the Company’s Form 10-K for the period ended December 31, 2007, Form 10-Q for the period ended March 31, 2008 and Form 10-Q for the period ended June 30, 2008. Each Purchaser acknowledges that it has read and understands the risk factors set forth in such Form 10-K and Forms 10-Q and the Company’s Current Reports on Form 8-K filed January 14, 2008, January 17, 2008, February 13, 2008, March 24, 2008, April 30, 2008, May 6, 2008, May 28,2008, July 18, 2008, August 13, 2008, September 9, 2008 and October 2, 2008. Neither such review nor any other due diligence investigations conducted by such Purchaser or its advisors, if any, or its representatives shall modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in the Transaction Documents. Such Purchaser understands that its investment in the Series E Notes and Warrants involves a high degree of risk.
     (h) No Governmental Review. Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Series E Notes and Warrants or the fairness or suitability of the investment in the Series E Notes and Warrants, nor have such authorities passed upon or endorsed the merits of the offering of the Series E Notes and Warrants.
     (i) Experience of Such Purchaser. Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Series E Notes and Warrants, and has so evaluated the merits and risks of such investment. Such Purchaser is able to bear the economic risk of an investment in the Series E Notes and Warrants and, at the present time, is able to afford a complete loss of such investment.
     The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES
     4.1 Transfer Restrictions.
     (a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of a Purchaser (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably satisfactory to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter, and if such sale is not pursuant to subsection (b)(1) of Rule 144, a customary broker’s representation letter and a Form 144. Any such transferee that agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Securities may be transferred, in whole or in part, by any of the Purchasers at any time. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 4.1(a).
     (b) The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of one or more legends, as applicable, on any of the Securities in substantially the following form:
     THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, SUCH COUNSEL AND THE SUBSTANCE OF SUCH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. UNLESS PROHIBITED BY APPLICABLE LAW, RULE OR REGULATION, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.
and on any Note:

     THIS SECURITY AND THE RIGHTS PROVIDED HEREIN ARE SUBJECT IN ALL RESPECTS TO THE TERMS OF THE SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE AGENT OF THE PAYEE AND SAND HILL FINANCE, LLC.
     The Company acknowledges and agrees that, unless prohibited by applicable law, rule or regulation, a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that such Purchaser shall provide the Company with such documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act.
     (c) Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, or (ii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144(b)(1) (and the holder of such Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144), or (iii) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission) (and the holder of such Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder. The Company agrees that at such time as such legend is no longer required under this Section 4.1(c), it will, following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to such Purchaser a certificate representing such Securities that is free from all restrictive and other legends; provided that the holder of such Conversion Shares or Warrant Shares has submitted a written request for removal of the legend indicating that the holder has complied with the applicable provisions of Rule 144. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.
     (d) Each Purchaser, severally and not jointly, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance on, and the Purchaser’s agreement that, and each Purchaser hereby agrees that, the Purchaser will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or a valid exemption therefrom.

     4.2 Furnishing of Information.
     As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c)(2), such information as is required for the Purchasers to sell the Securities under Rule 144.
     4.3 Integration.
     The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any applicable Trading Market so as to result in a violation thereof.
     4.4 Publicity.
     The Company shall, within four Business Days following the Closing Date, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make such other filings and notices regarding the Contemplated Transactions in the manner and time required by the Commission.
     4.5 Reservation of Common Stock.
     As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the maximum number of Conversion Shares issuable upon conversion of the Series E Notes and Warrant Shares issuable upon exercise of the Warrants.
     4.6 Listing of Common Stock.
     The Company hereby agrees that, from time to time, if the Company applies to have the Common Stock traded on any Trading Market, it will include in such application the Conversion Shares and the Warrant Shares, and will take such other action as is necessary to cause the Conversion Shares and Warrant Shares to be listed on such Trading Market as promptly as possible.
     4.7 Right of Participation. Subject to the exceptions described below, the Company will not conduct any equity financing (including debt with an equity component) (“Future Offerings”) during the period beginning on the Closing Date and ending two (2) years after the date of this Agreement unless it shall have first delivered to each Purchaser and Prior Purchaser (each, an “Applicable Investor”), at least ten (10) business days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the material terms and conditions thereof, and providing each such Applicable Investor an option during the ten (10) day period following delivery of such notice to purchase its pro rata share (based on the ratio that the aggregate principal amount of Series E Notes purchased and then held by it hereunder together with the aggregate principal amount of Prior Notes purchased and then held by it (if applicable) bears to the aggregate principal amount of Series E Notes and Prior Notes purchased by all Purchasers and Prior Purchasers hereunder and under the Prior Purchase Agreements, respectively) of an aggregate of thirty percent (30%) of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the “Participation Right”). Upon receipt of an affirmative response from any such Applicable Investor(s) the Company and such Applicable Investors shall proceed in good faith with the preparation of definitive transaction agreements. In the event the material terms and conditions of a proposed Future Offering are materially amended after delivery of the notice to such Applicable Investors concerning the proposed Future Offering, the Company shall deliver a new notice to each Applicable Investor describing the amended terms and conditions of the proposed Future Offering and each such Applicable Investor thereafter shall have an option during the five (5) day period following delivery of such new notice to purchase its pro rata share thirty percent (30%) of the aggregate securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive material amendments to the material terms and conditions of any proposed Future Offering. The Participation Right shall not apply to any transaction involving issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company, or any bank or lease financing transaction. The Participation Right also shall not apply to the issuance of securities upon exercise or conversion of the Company’s options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plan approved by the stockholders of the Company. Notwithstanding anything in this Section 4.7 to the contrary, in the event the Company’s Board of Directors decides, in good faith, to enter into a transaction or relationship in which the Company issues shares of Common Stock or other securities of the Company to a person or any entity which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, the Company shall be permitted to do so without any Participation Right hereunder. The parties acknowledge and agree that any Prior Purchaser that executes the waiver and agreement described in Section 2.2(a)(ix) shall be made a beneficiary of this Section 4.7 as if such Prior Purchaser executed this Agreement for such purpose.
     4.8 Negative Covenants. Unless approved in writing by those Purchasers holding a majority of the principal amount of the Series E Notes then outstanding, the Company (a) shall not declare or pay any dividend or distribution with respect to any common stock of the Company, (b) shall not create and/or issue any classes of preferred stock, and (c) shall not incur any secured indebtedness senior to the Series E Notes.
     4.9 Senior Debt. Notwithstanding any other provision of the Transaction Documents, the Purchasers hereby acknowledge and consent as follows: (i) the Company may continue to borrow under an accounts receivable formula based revolving line of credit pursuant to the Sand Hill Agreement; and (ii) the Company may replace the Sand Hill Agreement with another senior debt facility which shall rank senior to the Series E Notes, provided that such replacement senior debt facility is an accounts receivable formula based revolving line of credit secured solely by accounts receivable of the Company.
ARTICLE V
INDEMNIFICATION, TERMINATION AND DAMAGES
     5.1 Survival of Representations.
     Except as otherwise provided herein, the representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two (2) years from the Closing Date. The Company’s and the Purchasers’ warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or the Purchasers.
     5.2 Indemnification.
     (a) The Company agrees to indemnify and hold harmless the Purchasers, their Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in any of the Transaction Documents; and/or (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.
     (b) The Purchasers, severally and not jointly, agree to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by the Purchasers of any covenant or agreement made by the Purchasers in any of the Transaction Documents; (B) any breach of warranty or representation made by the Purchasers in any of the Transaction Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.
     5.3 Indemnity Procedure.
     A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying

Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.
     The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld or delayed), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of counsel to the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim. The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties (subject to the execution of appropriate non-disclosure agreements) as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.
     With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI
MISCELLANEOUS
     6.1 Fees and Expenses.
     The Company shall be responsible for the payment of the Purchasers’ reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein up to an aggregate cap of $15,000.
     6.2 Entire Agreement.
     The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.
     6.3 Notices.
     Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:
     If to the Purchasers, at each Purchaser’s address set forth under its name on Schedule 1 attached hereto, or with respect to the Company, addressed to:
AXS-One Inc.
301 Route 17 North
Rutherford, New Jersey 07070
Attention: Chief Financial Officer
Facsimile No.: (201) 935-5230
or to such other address or addresses or facsimile number or numbers as any such party may most recently have designated in writing to the other parties hereto by such notice. Copies of notices to the Company shall be sent to:

Wiggin and Dana LLP
400 Atlantic Street
Stamford, Connecticut 06901
Attention: Michael Grundei
Facsimile No.: (203) 363-7676
Copies of notices to any Purchaser shall be sent to the addresses, if any, listed on Schedule 1 attached hereto.
     6.4 Amendments; Waivers.
     No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.
     6.5 Construction.
     The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
     6.6 Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser. Any Purchaser may assign any or all of its rights under this Agreement to any Person, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchasers.
     6.7 No Third-Party Beneficiaries.
     This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.7 and Article V.
     6.8 Governing Law.
     All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

     6.9 Jurisdiction; Venue; Service of Process.
     This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.9 shall affect or limit any right to serve process in any other manner permitted by law.
     6.10 Execution.
     This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.
     6.11 Severability.
     If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.
     6.12 Replacement of Securities.
     If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

     6.13 Remedies.
     In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.
     6.14 Payment Set Aside.
     To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
     6.15 Independent Nature of Purchasers’ Obligations and Rights.
     The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Except to the extent otherwise specifically provided in the Transaction Documents, each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.
     6.16 Waiver of Trial by Jury.
     THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     6.17 Further Assurances.
     Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.
     6.18 Like Treatment.
     Neither the Company nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration (immediate or contingent), whether by way of interest, fee, payment for redemption, conversion or exercise of the Securities, or otherwise, to any Purchaser or holder of Securities, for or as an inducement to, or in connection with the solicitation of, any consent, waiver or amendment to any terms or provisions of this Agreement or the other Transaction Documents, unless such consideration is offered to all Purchasers or holders of Securities bound by such consent, waiver or amendment. The Company shall not, directly or indirectly, redeem any Securities unless such offer of redemption is made pro rata to all Purchasers or holders of Securities, as the case may be, on identical terms.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: AXS-ONE INC.
By:	/s/ William P. Lyons
	Name:	William P. Lyons
	Title:	CEO

PURCHASERS: Print Exact Name: Jurika Family Trust U/A 1989
By:	/s/ William K. Jurika
	Name:	William K. Jurika
	Title:	Trustee
	Address:	42 Glen Alpine Road Piedmont, CA 94611
Telephone:
	Facsimile:	510-625-0171
Email:
SSN/EIN:
Amount of Investment: $250,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: BlueLine Capital Partners, LP
By:	/s/ Timothy P. Bacci
	Name:	Timothy P. Bacci
	Title:	Managing Partner
	Address:	402 Railroad Avenue, Suite 201 Danville, CA 94526
Telephone:
	Facsimile:	925-743-1170
Email:
SSN/EIN:
Amount of Investment: $100,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: BlueLine Capital Partners II, LP
By:	/s/ Timothy P. Bacci
	Name:	Timothy P. Bacci
	Title:	Managing Partner
	Address:	402 Railroad Avenue, Suite 201 Danville, CA 94526
Telephone:
	Facsimile:	925-743-1170
Email:
SSN/EIN:
Amount of Investment: $50,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: BlueLine Capital Partners III, LP
By:	/s/ Timothy P. Bacci
	Name:	Timothy P. Bacci
	Title:	Managing Partner
	Address:	402 Railroad Avenue, Suite 201 Danville, CA 94526
Telephone:
	Facsimile:	925-743-1170
Email:
SSN/EIN:
Amount of Investment: $100,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: Harold D. Copperman
By:	/s/ Harold D. Copperman
Name:
Title:
	Address:	2804 Tarflower Way Naples, FL 34105
Telephone:
Facsimile:
Email:
SSN/EIN:
Amount of Investment: $150,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: Primafides (Suisse) SA & Earl Trust AG as Co-Trustees of the Sirius Trust
By:	/s/ N. Mifsud /s/ M. Garcia /s/ L. Spencer /s/ P. Palmiero
	Name:	N. Mifsud / M. Garcia L. Spencer / P. Palmiero
	Title:	Primafides (Suisse) SA Earl Trust AG Directors
	Address:	Primafides (Suisse SA) Earl Trust AG Stonehage SA General Wille Strasse To Rue du Puits-Godet 12 Postfach 8027 P.O. Box 763 Zurich 2002 Neuchâtel Switzerland Attn. IAD
Telephone:
Facsimile:
Email:
SSN/EIN:
Amount of Investment: $250,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: William P. Lyons
By:	/s/ William P. Lyons
	Name:	William P. Lyons
	Title:	Chief Executive Officer
	Address:	301 Route 17 North — 11th Fl Rutherford, NJ 07070
Telephone:
Facsimile:
Email:
SSN/EIN:
Amount of Investment: $50,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

PURCHASERS: Print Exact Name: Philip L. Rugani
By:	/s/ Philip L. Rugani
	Name:	Philip L. Rugani
	Title:	Executive VP, Field Operation
	Address:	459 Old Woods Road East Wyckoff, NJ 07481
Telephone:
Facsimile:
Email:
SSN/EIN:
Amount of Investment: $150,000.00

[Omnibus AXS-One Inc. October 2008 Convertible Note and Warrant Purchase Agreement Signature Page]

Schedule 1
to Convertible Note and Warrant Purchase Agreement
Purchasers, Principal Amount of Series E Notes and Warrants

	Aggregate Principal
	Amount of Series E	Common Stock
Name, Address and Fax Number of Purchaser	Notes Purchased	Underlying Warrants	Purchase Price
BlueLine Capital Partners, LP 402 Railroad Avenue, Suite 202 Danville, CA 94526 Attn: Scott Shuda (925) 988-0287 (fax)	$100,000	300,000	$100,000
BlueLine Capital Partners II, LP 402 Railroad Avenue, Suite 202 Danville, CA 94526 Attn: Scott Shuda (925) 988-0287 (fax)	$50,000	150,000	$50,000
BlueLine Capital Partners III, LP 402 Railroad Avenue, Suite 202 Danville, CA 94526 Attn: Scott Shuda (925) 988-0287 (fax)	$100,000	300,000	$100,000
Harold D. Copperman 2804 Tarflower Way Naples, FL 34105 (239) 659-4473 (fax)	$150,000	450,000	$150,000

	Aggregate Principal
	Amount of Series E	Common Stock
Name, Address and Fax Number of Purchaser	Notes Purchased	Underlying Warrants	Purchase Price
Jurika Family Trust U/A 3/17/1989 42 Glen Alpine Road Piedmont, CA 94611 Attn: William Jurika (510) 985 1197 (fax)	$250,000	750,000	$250,000
William P. Lyons 301 Rt. 17 North Rutherford, NJ 07070 (201) 939-6955 (fax)	$50,000	150,000	$50,000
Phillip L. Rugani 459 Old Woods Road Wyckoff, NJ 07481 (201) 939-6955 (fax)	$150,000	450,000	$150,000
Sirius Trust c/o Stonehage SA Rue du Puits-Godet 12 2002 Neuchatel, Switzerland Attn: Anthony Bloom (44) 32 723 1001 (fax)	$250,000	750,000	$250,000

Totals:	$1,100,000	3,300,000	$1,100,000